Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

               This AGREEMENT is made and entered into this ___ day of ___________, by and between OpenTV Corp., a corporation organized under the laws of the British Virgin Islands (the “Company”), and ___(“Indemnitee”).

               WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities;

               WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims routinely being asserted against directors and officers of public companies in today’s environment, and the attendant costs of defending even wholly frivolous claims;

               WHEREAS, it has become increasingly difficult to obtain insurance against the risk of personal liability of officers and directors on terms providing reasonable protection at reasonable cost; and

               WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s service to the Company in an effective manner, the increasing difficulty in obtaining and maintaining satisfactory insurance coverage, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses (whether partial or complete) to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

               NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein the parties hereto agree as follows:

               1. Certain Definitions:

               (a) Change in Control: shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company prior to such corporation’s becoming a “beneficial owner” (as defined below) of 20% or more of the Voting Securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities (other than any such person or any affiliate thereof, singly or collectively, that is such a 20% beneficial owner as of the date hereof), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.

               (b) Charter Documents: the Articles of Association of the Company and Memorandum of Association of the Company.

               (c) Claim: any threatened, pending or completed action, suit or proceeding, including any alternative dispute resolution mechanism, whether instituted by or in right of the Company or by any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

               (d) Expenses: include attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for an investigation or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under the Agreement.

               (e) Expense Advance: a payment to Indemnitee pursuant to Section 3 of Expenses in advance of the settlement of or final judgment in any Claim.

               (f) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

               (g) Independent Legal Counsel: an attorney or firm of attorneys, selected in accordance with the provisions of Section 4, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of indemnity under this Agreement, or of other indemnities under similar indemnification agreements or under the Charter Documents).

               (h) Reviewing Party: any appropriate person or body consisting of a member or members of the Board of Directors of the Company or any other independent and impartial person or body appointed by the Board of Directors of the Company, and approved by Indemnitee (which approval shall not be unreasonably withheld or delayed) who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

               (i) Voting Securities: any securities of the Company which vote generally in the election of directors.

               2. Basic Indemnification Arrangement.

               (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid or payable in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) related to such Claim.

               (b) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined, which determination shall, in all cases, be in a written opinion specifying in reasonable detail the reasons therefor, that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 3(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines by rendering such written opinion that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expenses shall be unsecured and shall not accrue interest thereon in any respect.

               (c) If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors of the Company and approved by Indemnitee (which approval shall not be unreasonably withheld or delayed). If there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Board of Directors of the Company who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 4 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and agrees to appear in any such proceeding and hereby waives any objection that venue in any court is not proper. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

               (d) Notwithstanding any other provision of this Agreement other than Section 11 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

               3. Expense Advances.

               (a) Upon receipt of a written undertaking by or on behalf of Indemnitee to repay such amounts if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefore by the Company hereunder under applicable law, the Company shall make Expense Advances to Indemnitee.

               (b) Any obligation to repay any Expense Advances hereunder pursuant to a written undertaking by Indemnitee shall be unsecured and no interest shall be charged thereon.

               4. Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board of Directors of the Company who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Charter Document now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek and obtain legal advice with respect thereto and such legal advice shall be duly obtained from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees, disbursements and other charges of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees, disbursements and other charges), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

               5. Indemnification for Additional Expenses. The Company shall, subject to Section 11, indemnify Indemnitee against any and all expenses (including attorneys’ fees, disbursements and other charges) and, if requested by Indemnitee, shall (within ten business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or Expense Advance by the Company under this Agreement or any other agreement or Charter Document now or hereafter in effect relating to Claims for Indemnifiable Events or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be. The Company acknowledges that the right of recovery of Indemnitee under any director’s and officers’ liability insurance policies are personal to Indemnitee and shall not be considered assets of the Company’s estate under applicable bankruptcy laws and in no event shall the Company seek to interfere with, or otherwise adversely affect, Indemnitee’s right of recovery, if any, under any such policy. If, and to the extent that, the Company determines to change its domicile or jurisdiction of incorporation, the Company shall take such actions, in connection therewith, to preserve, in all respects, the indemnity protections and benefits provided to Indemnitee hereunder to the fullest extent permitted under the laws of such new domicile or jurisdiction of incorporation.

               6. Indemnification Procedures.

               (a) All indemnity payments and payments of Expenses (including without limitation Expense Advances) by the Company to Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than thirty (30) days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than ten (10) business days after such written demand by Indemnitee is presented to the Company.

               (b) Indemnitee shall give the Company notice in accordance with Section 12 of this Agreement as soon as practicable of any Claim made against Indemnitee for which indemnification and/or Expense Advances, will or could be sought under this Agreement; provided, however, that the failure to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent such failure has materially prejudiced the Company. In addition, each of Indemnitee and the Company shall give the other party such information related to the claim and cooperation as the other party may reasonably require and as shall be within such party’s power.

               (c) If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 6(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter use commercially reasonable efforts to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

               (d) For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

               (e) In the event the Company shall be obligated hereunder to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of Indemnitee with respect to the same Claim; provided, that Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) counsel for the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, and shall have indicated the basis for such determination to the Company, subject to matters of attorney-client privilege or (C) the Company shall not continue to retain such counsel to defend such Claim, then the reasonable fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification or Expense Advances hereunder.

               7. Nonexclusivity; Subsequent Change in Law. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have from time to time under the Charter Documents or the laws of the British Virgin Islands or otherwise, and nothing contained in this Agreement shall derogate or limit Indemnitee’s rights to indemnification as provided under the Charter Documents or under applicable law. To the extent that a change in the laws of the British Virgin Islands (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. In the event of any change in any applicable law, statute or rule that narrows the right of a corporation organized under the laws of the British Virgin Islands to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 11(a) hereof. If, and to the extent that, the Company determines to change its domicile or jurisdiction of incorporation, the Company shall take such actions, in connection therewith, to preserve, in all respects, the indemnity protections and benefits provided to Indemnitee hereunder to the fullest extent permitted under the laws of such new domicile or jurisdiction of incorporation.

               8. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Charter Document or otherwise) of the amounts otherwise indemnifiable hereunder.

               9. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

               10. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

               11. Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

               (a) To indemnify or make Expense Advances to Indemnitee with respect to Claims arising out of acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under applicable law.

               (b) To indemnify or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Charter Documents now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors of the Company has approved the initiation or bringing of such Claim, or (iii) as otherwise required under the laws of the British Virgin Islands, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advances, or insurance recovery, as the case may be.

               (c) To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

               (d) To indemnify Indemnitee for Expenses, judgments, fines, penalties and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

               12. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or sent via facsimile, with confirmation of receipt, or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid.

               (a) If to Indemnitee, at the address indicated on the signature page hereof.

               (b) If to the Company, to:

OpenTV Corp.
275 Sacramento Street
San Francisco, CA 94111
Attn: General Counsel

               or to such other address as may have been furnished to Indemnitee by the Company.

               13. Amendments; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

               14. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights; provided however, that the Company shall not enforce any of such rights in any manner or at any time as would prevent or delay payment to Indemnitee of all amounts owing to him or prevent Indemnitee from making an assignment of such rights for the benefit of creditors of the Company in connection with a bankruptcy filing.

               15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives, and any such successor shall expressly assume, in written agreement in form and substance reasonably satisfactory to Indemnitee, all of the Company’s obligations hereunder to the same extent, and in substantially the same manner, as the Company prior to such succession. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company’s request.

               16. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

               17. Effective Date. This Agreement shall be effective as of the date hereof and shall apply to any claim for indemnification by Indemnitee on or after such date.

               18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the British Virgin Islands applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws thereof. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California, County of San Francisco for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

               19. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

               20. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

OPENTV CORP.

By:_______________________________
Name:
Title:

INDEMNITEE:

By:_______________________________
Name:

SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT